Exhibit 10(d)

PERFORMANCE STOCK UNIT AGREEMENT
PURSUANT TO THE
VISTRA ENERGY CORP. 2016 OMNIBUS INCENTIVE PLAN

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Participant:    [____________]
Grant Date:    [____________]
Target Number of Performance Stock Units (the “Target PSUs”):    [____________]
Maximum Number of Shares of Common Stock that may be issued pursuant to this Agreement (the “Maximum Shares”):    [____________]
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THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Vistra Energy Corp., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Vistra Energy Corp. 2016 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and
WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant restricted stock units subject to both time- and performance-vesting conditions (“PSUs”), as provided herein, to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.Grant of Performance Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of Target PSUs specified above, with the actual number of shares of Common Stock to be issued pursuant to this Award contingent upon satisfaction of the vesting conditions described in Section 3 hereof, subject to Section 4, but not to exceed the Maximum Shares. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the PSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3.Vesting.

(a)The PSUs subject to this Award shall be subject to both a time-based vesting condition (the “Time-Based Condition”) and performance-based vesting conditions (collectively, the “Performance Condition”), as described herein. Except as expressly provided herein, none of the PSUs (or any portion thereof) shall be “vested” for purposes of this Agreement unless and until both the Time-Based Condition and the Performance Condition for such PSUs are satisfied. The number of PSUs that are “vested” for purposes of this Agreement at any time shall equal the product of (x) the number of the PSUs that have satisfied the Time-Based Condition and (y) the percentage level at which the Performance Condition has been satisfied.

(i)The Time-Based Condition for the PSUs shall be satisfied on March 31, 2021, subject to the Participant not incurring a Termination prior to such date. There shall be no proportionate or partial satisfaction of the Time-Based Condition prior to such date, except as specifically provided in this Agreement.

(ii)The percentage level at which the Performance Condition shall be satisfied shall be based upon the level at which the performance goals designated in the scorecard for the applicable Performance Period (the “Scorecard”) are satisfied, which Scorecard shall be prepared by the Committee and communicated to the Participant, in each case, after the Grant Date. For the sake of clarity, by accepting this Award, the Participant acknowledges and agrees that the Committee will establish, at certain times after the Grant Date, performance goals that will serve as the Performance Condition hereunder, and that such performance goals will automatically be incorporated in, and made a part of, this Agreement without the requirement or necessity of consent or acknowledgement of the Participant.

(iii)Except as otherwise set forth in this Agreement, the percentage level of achievement for the Performance Condition shall be 0% unless and until the Committee certifies that the Company’s Adjusted EBITDA (as defined below) exceeds $1.00 in any of the 2018, 2019 or 2020 fiscal years of the Company (the “Section 162(m) Goal”). For the sake of clarity, except as otherwise set forth in this Agreement, if the Committee does not certify that the Section 162(m) Goal has been achieved in at least one of the applicable fiscal years, the PSUs shall be forfeited as of the end of the Company’s 2020 fiscal year. For purposes of this Agreement, “Adjusted EBITDA” means net income (as determined in accordance with U.S. generally accepted accounting principles), adjusted to exclude the impacts of any: (1) interest expenses, (2) depreciation and amortization expenses, (3) income tax expenses, (4) unrealized gains or losses on derivative instruments, (5) impairment charges of goodwill or long-lived assets, (6) impacts of the Company’s Tax Receivable Agreement, (7) non-cash adjustments to asset retirement obligations, and (8) restructuring expenses.
For the avoidance of doubt, in no event shall a performance goal be deemed satisfied unless actual performance equals or exceeds the threshold level provided in the applicable Scorecard. To the extent that the actual performance is between the threshold and target levels or between the target and maximum levels described in the Scorecard, the vesting shall be determined as set forth in the Scorecard; provided that the Performance Condition shall not be satisfied and there shall be no vesting, if the actual performance is less than the threshold level of performance for all performance goals; and provided, further, that the maximum number of PSUs that vests shall not exceed the Maximum Shares.
(b)Change in Control. Upon the occurrence of a Change in Control, (i) the Time-Based Condition shall be deemed satisfied, and (ii) the Performance Condition shall be deemed satisfied at either (A) the target level of performance for all performance goals or (B) the actual level of performance for all performance goals (in each case determined as of immediately preceding the Change in Control), whichever results in the greater number of PSUs vesting.

(c)Forfeiture.

(i)All PSUs for which the Time-Based Condition has not been satisfied prior to a Participant’s Termination for any reason (after taking into account the accelerated satisfaction of the Time-Based Condition as provided below) shall be immediately forfeited upon such Termination and the Participant shall have no further rights to such PSUs hereunder. To the extent that any PSUs have satisfied the Time-Based Condition as of the Participant’s Termination, such PSUs shall remain outstanding until the end of the Performance Period and shall have the opportunity to vest at such time determined based upon the percentage level at which the Performance Condition is satisfied.

(ii)Notwithstanding anything to the contrary in the prior paragraph, in the event of the Participant’s Termination (x) by the Participant for Good Reason (y) by the Company without Cause, or (z) due to the Participant’s death or Disability, subject to the Participant’s execution and non-revocation of a general release of claims in favor of the Company within sixty (60) days of such Termination and continued compliance with all applicable restrictive covenants, the Time-Based Condition shall be immediately satisfied in a prorated amount (rounded down to the nearest whole number of PSUs) equal to the product of (A) the Target PSUs and (B) the percentage as determined in accordance with the table below.

Date of Termination	Percentage
Between Grant Date and March 31, 2019	33.33%
Between April 1, 2019 and March 31, 2020	66.66%
On or after April 1, 2020	100%

(iii)Any PSUs that do not become fully vested as of the end of the Performance     Period shall expire immediately following the date that the Committee determines the level at which the Performance Condition is satisfied.

4.Delivery of Shares.

(a)Settlement. Following the satisfaction of both the Time-Based Condition and the Performance Condition with respect to any part of the PSUs granted hereunder, the Participant shall receive the number of shares of Common Stock that correspond to the number of such PSUs, less any shares withheld by the Company pursuant to Section 8 hereof, which shall be delivered no later than March 15 of the calendar year following the calendar year in which or with respect to which both such vesting conditions were satisfied.

(b)Blackout Periods. If the Company determines that the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 4(a) hereof, such distribution shall be instead made on the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made hereunder.

5.Dividends; Rights as Stockholder. Cash dividends on the number of shares of Common Stock issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each PSUs granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of Common Stock underlying the PSUs are delivered to the Participant in accordance with the provisions hereof. Stock dividends on shares of Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each PSUs granted to the Participant, provided that such stock dividends shall be paid in shares of Common Stock at the same time that the shares of Common Stock underlying the PSUs are delivered to the Participant in accordance with the provisions hereof. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any PSU unless and until the Participant has become the holder of record of such shares.

6.Non-Transferability. No portion of the PSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the PSUs as provided herein.

7.Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8.Withholding of Tax. The Participant agrees and acknowledges that the Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the PSUs, and if the withholding requirement cannot be satisfied, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Without limiting the foregoing, the Company shall withhold shares of Common Stock otherwise deliverable to the Participant hereunder in order to pay the Participant’s income and employment taxes due upon vesting of the PSUs, but only to the extent permitted by applicable accounting rules so as not to affect accounting treatment.

9.Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing shares of Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates, if any, representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 9.

10.Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

(a)The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 10.

(b)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).

(c)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

11.Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

12.Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

13.No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

14.Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the PSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

15.Compliance with Laws. The grant of PSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the PSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the PSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

16.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the PSUs are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent as is reasonable under the circumstances.

17.Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

18.Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

19.Counterparts. This Agreement may be executed in one or more counterparts and by facsimile or other electronic submission, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

20.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

21.Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

22.Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of PSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the PSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

VISTRA ENERGY CORP.

By:__________________________
Name:________________________
Title:_________________________

PARTICIPANT

Name:________________________

Signature Page to Performance Stock Unit Agreement